State of North Carolina
County of Catawba


lease Agreement


     THIS LEASE AGREEMENT, made and entered into this 1st day of June, 1991, by and between Little Mountain Airport Association ("Lessor") and Mountain Air Cargo, Inc. ("Lessee"):


WITNESSETH:


     That for and in consideration of the rentals hereinafter reserved and the covenants and agreements herein contained, Lessor does hereby demise and lease unto Lessee, and Lessee does hereby lease from Lessor the premises ("Leased Premises") described in the attached Exhibit A, for the rentals and on the conditions hereinafter stated.


ARTICLE I


TERM:
     The term of this lease shall be for a period of five (5) years commencing June 1, 1991 and continuing until May 31, 1996. Lessee has option to renew lease for an additional five (5) year period commencing June 1, 1996 and ending May 31, 2001.


ARTICLE II

RENTAL:
     Lessee shall pay to the Lessor as rental monthly installments, each in the amount of Seven Thousand ($7,000.00) Dollars, payable in advance on the first day of each and every calendar month, commencing with June 1991. If Lessee exercises option to renew Lease for the additional five (5) year Lease period starting June 1, 1996, monthly rental will be adjusted to reflect the CPI change from June 1, 1991 to June 1, 1996.




ARTICLE III


MAINTENANCE:
     The maintenance of the Leased Premises shall be the sole responsibility of the Lessee, it being understood and agreed that the premises are being leased without obligation on the
part of the   Lessor to make repairs.  And the Lessee covenants
and agrees to take good care of the Leased Premises and upon the termination of this lease will surrender the said Leased Premises in as good order and condition as they now are, ordinary wear and tear excepted.


ARTICLE IV


IMPROVEMENTS BY LESSEE:
     Any air conditioning, heating, plumbing or other improvements installed in the leased Premises by the Lessee shall become a part of the Leased Premises and Lessee shall have no right to remove same at the termination of the lease.


ARTICLE V


UTILITIES:
     Lessee shall pay for all utilities furnished the Leased Premises during the term of this lease.


ARTICLE VI


TAXES AND INSURANCE:
     Lessee shall be responsible for providing insurance on the Leased Premises and shall pay all ad valorem taxes on the Leased Premises. Lessee shall be responsible for ad valorem taxes on all equipment owned by it and placed on the Leased Premises.


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ARTICLE VII


USE OF PREMISES:
     Lessee shall use the Leased Premises for the operation of an airport, maintenance facility, and corporate offices.


ARTICLE VIII


FORFEITURE FOR DEFAULT:
     It is expressly agreed that if Lessee shall neglect to make any payments of rent when due or neglect to do and perform any matter or thing herein agreed to be done and performed by it, and shall remain in default thereof for a period of fifteen (15) days after written notice from Lessor calling attention to such default, Lessor may declare the lease terminated and cancelled and take possession of said Leased Premises without prejudice to any other legal remedy it may have on account of such default.
Said notice may be given to the person at such time in charge of said Leased Premises or sent by registered mail to Lessee addressed to P.O. Box 488, Denver, North Carolina, 28037.


ARTICLE IX


ASSIGNMENT:
     Lessee shall have no right to assign or sublease the Leased Premises without the written approval of Lessor.


ARTICLE X


SALE OF LEASED PREMISES:
     Lessor shall have the right to sell the Leased Premises and the lease shall continue in full force and effect.



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ARTICLE XI


ENTIRE AGREEMENT:
     This lease contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successors in interest.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.



(Corporate Seal)                    LESSOR:

                                   Little Mountain Airport Assoc.

 /s/ John Gioffre
(Assistant Secretary)
                                    /s/ Hugh Bingham
                                   Hugh Bingham, Vice President


                                   LESSEE:

(Corporate Seal)                    Mountain Air Cargo, Inc.


  /s/ Joy Hansley                    By     /s/ David Clark
                                     Chief Executive Officer




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EXHIBIT "A"


The Leased Premises shall be nonexclusive use of the runway, ramp and parking and exclusive use of the existing buildings located in Catawba County on land described as follows:

"BEGINNING at iron pin, Cauthen's corner, and runs from said beginning point with Cauthen's line North 20 degrees
East. 75 feet to a stake, a common corner of Cauthen and Roy
O. Smith, Jr.; thence with the line of Roy O. Smith, Jr.; thence with the line of Roy O. Smith, Jr. North 24 degrees
52 minutes East 1092 feet to a stake; thence South 68
degrees 8 minutes East 765 feet to a stake; thence South 24 degrees 52 minutes West 2925.7 feet to a stake; thence
South 53 degrees West 350.57 feet to a stake; thence North
34 degrees West 758.03 feet to a stake; thence North 24 degrees 52 minutes East 1391.31 feet to a stake on the Northeast edge of a 60-foot road; thence North 33 degrees
58 minutes East 26.46 feet to the point of BEGINNING, containing 54.448 acres, in accordance with a survey prepared by Joe F. Robinson, Registered Surveyor, dated
December 28, 1973."


For a more particular description of the buildings, refer to the Appraisal by C.E. Lawing, CRA, Home Realty, Inc., dated March 17, 1980.